CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-267926 on Form S-6 of our report dated November 3, 2022, relating to the financial statement of FT 10424, comprising First Trust U.S. Treasury Securities Portfolio, Short-Term, Series 10, appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois

November 3, 2022